                                                                    EXHIBIT 99.1
(STURM, RUGER & CO., INC. LOGO)

      SOUTHPORT, CONNECTICUT 06890 U.S.A.

                                                       FOR IMMEDIATE RELEASE

For further information contact:
William B. Ruger, Jr.   603-863-3300
Stephen L. Sanetti      203-259-7843
Thomas A. Dineen        203-259-7843

                      STURM, RUGER & COMPANY, INC. REPORTS

                             SECOND QUARTER RESULTS



         SOUTHPORT, CONNECTICUT, July 20, 2005-- Sturm, Ruger & Company, Inc. (NYSE-RGR), today reported second quarter 2005 net sales of $34.4 million compared to $32.7 million in the second quarter of 2004. The Company reported break-even results for the second quarter of 2005 compared to a net loss of $0.5 million or $0.02 per share in the second quarter of 2004.

         For the six months ended June 30, 2005, net sales were $78.7 million and net income was $3.7 million or $0.14 per share. For the corresponding period in 2004, net sales were $73.0 million and net income was $3.4 million or $0.13 per share.

         Chairman William B. Ruger, Jr. commented on the firearms results, "Firearm unit shipments in the second quarter increased 11% from the prior year due to strong demand and shipments of the new family of Ruger Mark III .22 caliber pistols, the Ruger P345 centerfire pistols, and Ruger 10/22 rifles. Shipments of our 10/22 rifles were enhanced by a dealer-driven rebate program in effect in May and June.

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Sturm, Ruger Earnings page 2


         "Also in high demand are the new family of Ruger Vaqueros, the 50th Anniversary Ruger Blackhawk, the new family of Ruger Ranch Rifles and the Ruger Super Redhawk Alaskan. Production issues have significantly curtailed new revolver and rifle shipments. We are steadfast in our aggressive efforts to rectify these production process improvement issues and to fill this demand in earnest, and we look forward to significantly increased new revolver and rifle shipments in the latter half of the year."

         Mr. Ruger elaborated on the castings results, "Our castings business continues to improve. We are pleased with the 18% increase in sales in the first half of the year and the substantial improvement in this segment's operating results from 2004."

         Mr. Ruger also commented on the Company's strong balance sheet, "At June 30, 2005, we remain debt free, with $33 million of cash and short-term investments."

         The Company continued to prevail in the courts during the second quarter. On April 21, 2005, the District of Columbia Court of Appeals issued an en banc opinion, following what has become a strong legal trend, unanimously affirming dismissal of all the District's common law claims, including "negligence" and "public nuisance", against all defendants in the Washington, D.C. municipal lawsuit against the Company and other members of the firearms industry. However, the court let stand individual claims of criminal assaults with "Assault Weapons" or "Machine Guns" under the District of Columbia's Strict Liability Act. At this time, the Company does not believe that any of its firearms are implicated, but the language of this statute is imprecise and could easily be misread to encompass many conventional types of firearms.

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Sturm, Ruger Earnings page 3


         Stephen L. Sanetti, President and Chief Operating Officer, commented on the Company's continuing legal successes and the favorable trend of declining shooting-related injuries, "Violent crime is at a twenty year low, and firearms accidents are again at an all-time low, due in part to many voluntary efforts of Sturm, Ruger and the responsible firearms industry. The number of our pending traditional product liability lawsuits is one - also an all-time low. The District of Columbia case demonstrates, however, the need to end needless and wasteful municipal litigation. Congress should swiftly enact legislation pre-empting lawsuits claiming manufacturer's liability for criminally misused, lawfully sold, non-defective products. Such legislation may be considered by Congress in the coming months."

         Sturm, Ruger was founded in 1949. Since 1950 it has never failed to show an annual profit and has never required financing from outside sources. The Company's business segments are engaged in the manufacture of the world famous RUGER(R) brand of sporting and law enforcement firearms and titanium and steel investment castings for a wide variety of customers and end uses. Plants are located in Newport, New Hampshire and Prescott, Arizona. Corporate headquarters is located in Southport, Connecticut.

         The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company including lawsuits filed by mayors, attorneys general

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Sturm, Ruger Earnings page 4


and other governmental entities, and the impact of future firearms control and environmental legislation, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.


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                          STURM, RUGER & COMPANY, INC.
                   Condensed Statements of Income (unaudited)
                    (in thousands, except per share amounts)
================================================================================

                                                             Three Months Ended                       Six Months Ended
                                                                  June 30,                               June 30,
                                                    2005       %         2004       %         2005      %        2004      %
                                                 --------------------------------------    -----------------------------------
Firearms sales                                   $ 28,720     83.5    $ 27,598     84.4    $ 67,820    86.2   $ 63,736    87.4
Castings sales                                      5,675     16.5       5,115     15.6      10,835    13.8      9,214    12.6
                                                 --------    -----    --------    -----    --------   -----   --------   -----
      Net sales                                    34,395    100.0      32,713    100.0      78,655   100.0     72,950   100.0
Cost of products sold                              28,750     83.6      27,951     85.4      61,162    77.8     55,977    76.7
                                                 --------    -----    --------    -----    --------   -----   --------   -----
      Gross profit                                  5,645     16.4       4,762     14.6      17,493    22.2     16,973    23.3
Expenses:
      Selling                                       4,149     12.1       3,865     11.8       8,210    10.4      8,015    11.0
      General and administrative                    1,634      4.7       1,660      5.1       3,262     4.1      3,336     4.6
                                                 --------    -----    --------    -----    --------   -----   --------   -----
                                                    5,783     16.8       5,525     16.9      11,472    14.5     11,351    15.6
                                                 --------    -----    --------    -----    --------   -----   --------   -----
             Operating income(loss)                  (138)    (0.4)       (763)    (2.3)      6,021     7.7      5,622     7.7

Other income(loss)-net                                135      0.4          (7)    (0.0)        121     0.1         83     0.1
                                                 --------    -----    --------    -----    --------   -----   --------   -----
      Income(loss) before income taxes                 (3)     0.0        (770)    (2.3)      6,142     7.8      5,705     7.8

Income taxes                                           (1)    (0.0)       (309)    (0.9)      2,463     3.1      2,288     3.1
                                                 --------    -----    --------    -----    --------   -----   --------   -----

      Net income(loss)                                ($2)     0.0       ($461)    (1.4)   $  3,679     4.7   $  3,417     4.7
                                                 ========    =====    ========    =====    ========   =====   ========   =====

Earnings per share
      Basic                                         $0.00               ($0.02)               $0.14              $0.13
      Diluted                                       $0.00               ($0.02)               $0.14              $0.13

Cash dividends per share                            $0.10                $0.20                $0.20              $0.40

Average shares outstanding
      Basic                                        26,911               26,911               26,911             26,911
      Diluted                                      26,911               26,911               26,911             26,983



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                          STURM, RUGER & COMPANY, INC.
                      Condensed Balance Sheet (unaudited)
                                 (in thousands)
================================================================================

                                                                       June 30,
                                                                         2005
                                                                      ----------
Assets

Cash and cash equivalents                                             $   4,161
Short-term investments                                                   28,905
Trade receivables, net                                                   14,257
Inventories                                                              51,571
Deferred income taxes                                                     6,984
Prepaid expenses and other assets                                         2,687
                                                                      ---------
      Total current assets                                              108,565

Property, plant and equipment                                           161,036
      Less depreciation                                                (134,617)
                                                                      ---------
                                                                         26,419

Deferred income taxes                                                       833
Other assets                                                              8,679
                                                                      ---------
Total                                                                 $ 144,496
                                                                      =========

Liabilities and Stockholders' Equity

Trade accounts payable and
      accrued expenses                                                $   4,108
Product liability                                                         1,302
Employee compensation                                                     6,519
Workers' compensation                                                     5,653
Income taxes                                                                935
                                                                      ---------
      Total current liabilities                                          18,517

Accrued pension liability                                                 6,422
Product liability accrual                                                 1,092

Stockholders' equity                                                    118,465
                                                                      ---------
Total                                                                 $ 144,496
                                                                      =========


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